Exhibit 99

                                   DISCUSSION PIECE FOR
                               FINANCIAL ANALYSTS' QUESTIONS

     These materials were derived from public information and were prepared to respond to anticipated questions about the proposed transaction.

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
                                     Proffitt's/Saks's
                                     Capital Structure
As of May 2, 1998                     ($ in millions)

                                                                               Pro Forma
                                    Proffitt's           Saks               Combined
                                  -----------------    --------------   -----------------------
                                      $      %            $      %             $         %
                                    ----    ----        ----    ----         -----     -----

Current portion of
  Long-Term Debt                     $9                    4                    13
                                  -----                -----                 -----
Long-Term Debt:
    Revolving credit facility       136                  195                   331
    Senior notes                    125                                        125
    Real estate debt and
       capital leases                79                  415                   494
    5 1/2% convertible notes                             276                   276
    Other long-term debt             14                                         14
                                  -----                -----                 -----
         Total long-term debt       354                  886                 1,240
                                  -----                -----                 -----
Total debt                          363      24%         890         50%     1,253       38%
Shareholders' equity              1,121      76%         884         50%     2,005       62%
                                  -----    -----       -----       -----     -----     -----
Total capitalization             $1,484     100%      $1,774        100%    $3,258      100%
                                 ======   ======      ======      ======    ======    ======


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